Exhibit 10.2

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (the “Fourth Amendment”) dated June 29, 2007, is by and among StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), the Subsidiaries of the Operating Company set forth on the signature page hereto (together with the Operating Company, each individually a “Borrower” and collectively, the “Borrowers” and together with the General Partner and the Partnership, each individually a “Credit Party” and collectively, the “Credit Parties”), the lenders party hereto (the “Lenders”), and Bank of America, N.A., successor by merger to Fleet National Bank, a national banking association organized and existing under the laws of the United States of America, as Administrative Agent for the benefit of the Lenders (in such capacity, the “Administrative Agent”), as Collateral Agent for the benefit of the Lenders and other Secured Creditors, as Swingline Lender and as Letter of Credit Issuer.

BACKGROUND

A. Pursuant to that certain Credit Agreement entered into on September 20, 2004, by and among the parties hereto, as amended by a First Amendment dated November 12, 2004, a Second Amendment dated September 28, 2006 and a Third Amendment dated May 7, 2007 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”), the Lenders agreed, inter alia, to extend to the Borrowers (i) a revolving credit facility in the maximum aggregate principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000), and (ii) an acquisition line in the maximum aggregate principal amount of Twenty Two Million Five Hundred Thousand Dollars ($22,500,000).

B. Borrowers have requested that the Lenders extend the existing period of the temporary increase of the revolving credit facility and the corresponding temporary decrease of the acquisition line.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions.

(a) General Rule. Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

(b) Amended Definition. The following definition in Section 1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Adjustment Period” means the period from the date of the Third Amendment, through the earlier of (a) July 31, 2007, and (b) any date on which the Agreement is amended and restated.

2. Representations and Warranties. Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that, as to such Credit Party:

(a) Representations. Each of the representations and warranties of or as to such Credit Party contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof;

(b) Power and Authority. (i) Such Credit Party has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this Fourth Amendment and any other documents which the Administrative Agent requires such Credit Party to deliver hereunder (this Fourth Amendment and any such additional documents delivered in connection with the Fourth Amendment are herein referred to as the “Fourth Amendment Documents”); and (ii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by such Credit Party of the Fourth Amendment Documents have been adopted and taken and, upon their execution, the Credit Agreement, as amended by this Fourth Amendment and the other Fourth Amendment Documents will constitute the valid and binding obligations of such Credit Party enforceable in accordance with their respective terms, except as such enforcement may be limited by any Debtor Relief Law from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies;

(c) No Violation. The making and performance of the Fourth Amendment Documents will not (i) contravene, conflict with or result in a breach or default under any material applicable law, statute, rule or regulation, or any order, writ, injunction, judgment, ruling or decree of any court, arbitrator or governmental instrumentality, (ii) taking into account such consents as have been obtained in connection with this Fourth Amendment, contravene, constitute a default under, conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any material indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement or instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) contravene or violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, any Credit Party;

(d) No Default. No Default or Event of Default has occurred and is continuing, or will exist immediately after giving effect to this Fourth Amendment; and

(e) No Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2005.

3. Conditions to Effectiveness of Amendment. This Fourth Amendment shall be effective upon the Administrative Agent’s receipt of the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(a) Fourth Amendment. This Fourth Amendment, duly executed by the Credit Parties, the Administrative Agent, the Collateral Agent and the Lenders and consented to by the Purchasers;

(b) Other Fees and Expenses. Payment to the Administrative Agent and the Lenders, in immediately available funds, of all amounts necessary to reimburse the Administrative Agent and the Lenders for the reasonable out-of-pocket fees and costs incurred by the Administrative Agent, including, without limitation, all such fees and costs incurred by the Administrative Agent’s attorneys, in connection with the preparation and execution of this Fourth Amendment and any other Credit Document;

(c) Consent and Waivers. Copies of any consents or waivers necessary in order for the Credit Parties to comply with or perform any of its covenants, agreements or obligations contained in any agreement which are required as a result of any Credit Party’s execution of this Fourth Amendment, if any; and

(d) Other Documents and Actions. Such additional agreements, instruments, documents, writings and actions as the Administrative Agent may reasonably request.

4. No Waiver; Ratification. The execution, delivery and performance of this Fourth Amendment shall not (a) operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, any Credit Document or any Fourth Amendment Document and the agreements and documents executed in connection therewith or (b) constitute a waiver of any provision thereof. Except as expressly modified hereby, all terms, conditions and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by the Credit Parties. Nothing contained herein constitutes an agreement or obligation by the Administrative Agent or the Lenders to grant any further amendments to any of the Credit Documents.

5. Acknowledgments. To induce the Administrative Agent and the Lenders to enter into this Fourth Amendment, the Credit Parties acknowledge, agree, warrant, and represent that:

(a) Acknowledgment of Obligations; Collateral; Waiver of Claims. (i) The Credit Documents are valid and enforceable against, and all of the terms and conditions of the Credit Documents are binding on, the Credit Parties, except as such enforcement may be limited by any Debtor Relief Law from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies; (ii) the liens and security interests granted to the Administrative Agent, on behalf of the

Lenders, by the Credit Parties pursuant to the Credit Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests subject only to Permitted Encumbrances, and such liens and security interests will continue to secure all Loans and other Obligations, including those made under the Commitments adjusted by this Fourth Amendment; and (iii) the Credit Parties hereby waive any and all defenses, set-offs and counterclaims which they, whether jointly or severally, may have or claim to have against the Administrative Agent and the Lenders as of the date hereof.

(b) No Waiver of Existing Defaults. Nothing in this Fourth Amendment nor any communication between the Administrative Agent, any Lender, any Credit Party or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect; or (ii) any rights or remedies which the Administrative Agent or the Lenders have against any Credit Party under the Credit Agreement or any other Credit Document and/or applicable law, with respect to any such Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect.

6. Binding Effect. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7. Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to the choice of law doctrine of the Commonwealth of Pennsylvania.

8. Headings. The headings of the sections of this Fourth Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Fourth Amendment.

9. Counterparts. This Fourth Amendment may be executed in any number of counterparts with the same affect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Fourth Amendment to Credit Agreement as of the date first above written.

BANK OF AMERICA, N.A., successor by merger to Fleet National Bank, in its various capacities as set forth above

By:	/s/ Kenneth G. Wood
Kenneth G. Wood, Senior Vice President

SOVEREIGN BANK, as a Lender

By:	/s/ Karl F. Schultz
Karl F. Schultz, Vice President

COMMERCE BANK, N.A., as a Lender

By:	/s/ Peter L. Davis
Peter L. Davis, Senior Vice President

Credit Parties

STONEMOR GP LLC

By:	/s/ William R. Shane
William R. Shane, Executive Vice President

STONEMOR PARTNERS L.P.

By: STONEMOR GP LLC its General Partner

By:	/s/ William R. Shane
William R. Shane, Executive Vice President

STONEMOR OPERATING LLC

By:	/s/ William R. Shane
William R. Shane, Executive Vice President

Alleghany Memorial Park LLC	Green Lawn Memorial Park LLC	Osiris Holding of Rhode Island LLC	StoneMor Kansas LLC

Alleghany Memorial Park Subsidiary, Inc.	Green Lawn Memorial Park Subsidiary LLC	Osiris Holding of Rhode Island Subsidiary, Inc.	StoneMor Kansas Subsidiary LLC

Altavista Memorial Park LLC	Henlopen Memorial Park LLC	Osiris Management, Inc.	StoneMor Kentucky LLC

Altavista Memorial Park Subsidiary, Inc.	Henlopen Memorial Park Subsidiary, Inc.	Osiris Telemarketing Corp.	StoneMor Kentucky Subsidiary LLC

Arlington Development Company	Henry Memorial Park LLC	Perpetual Gardens.Com, Inc.	StoneMor Michigan LLC

Augusta Memorial Park Perpetual Care Company	Henry Memorial Park Subsidiary, Inc.	The Prospect Cemetery LLC	StoneMor Michigan Subsidiary LLC

Bedford County Memorial Park LLC	J.V. Walker LLC	The Prospect Cemetery Subsidiary LLC	StoneMor Missouri LLC

Bedford County Memorial Park Subsidiary LLC	J.V. Walker Subsidiary LLC	Prospect Hill Cemetery LLC	StoneMor Missouri Subsidiary LLC

Bethel Cemetery Association	Juniata Memorial Park LLC	Prospect Hill Cemetery Subsidiary LLC	StoneMor North Carolina LLC

Beth Israel Cemetery Association of Woodbridge, New Jersey	Juniata Memorial Park Subsidiary LLC	PVD Acquisitions LLC	StoneMor North Carolina Funeral Services, Inc.

Birchlawn Burial Park LLC	KIRIS LLC	PVD Acquisitions Subsidiary, Inc.	StoneMor North Carolina Subsidiary LLC

Birchlawn Burial Park Subsidiary, Inc.	KIRIS Subsidiary, Inc.	Riverside Cemetery LLC	StoneMor Oregon LLC

Blue Ridge Memorial Gardens LLC	Lakewood/Hamilton Cemetery LLC	Riverside Cemetery Subsidiary LLC	StoneMor Oregon Subsidiary LLC

Blue Ridge Memorial Gardens Subsidiary LLC	Lakewood/Hamilton Cemetery Subsidiary, Inc.	Riverview Memorial Gardens LLC	StoneMor Pennsylvania LLC

Butler County Memorial Park LLC	Lakewood Memory Gardens South LLC	Riverview Memorial Gardens Subsidiary LLC	StoneMor Pennsylvania Subsidiary LLC

Butler County Memorial Park Subsidiary, Inc.	Lakewood Memory Gardens South Subsidiary, Inc.	Rockbridge Memorial Gardens LLC	StoneMor Washington, Inc.

Cedar Hill Funeral Home, Inc.	Laurel Hill Memorial Park LLC	Rockbridge Memorial Gardens Subsidiary Company	StoneMor Washington Subsidiary LLC

Cemetery Investments LLC	Laurel Hill Memorial Park Subsidiary, Inc.	Rolling Green Memorial Park LLC	Sunset Memorial Gardens LLC

Cemetery Investments Subsidiary, Inc.	Laurelwood Cemetery LLC	Rolling Green Memorial Park Subsidiary LLC	Sunset Memorial Gardens Subsidiary, Inc.

Cemetery Management Services, L.L.C.	Laurelwood Cemetery Subsidiary LLC	Rose Lawn Cemeteries LLC	Sunset Memorial Park LLC

Cemetery Management Services of Mid-Atlantic States, L.L.C.	Laurelwood Holding Company	Rose Lawn Cemeteries Subsidiary, Incorporated	Sunset Memorial Park Subsidiary, Inc.

Cemetery Management Services of Ohio, L.L.C.	Legacy Estates, Inc.	Roselawn Development LLC	Temple Hill LLC

Cemetery Management Services of Pennsylvania, L.L.C.	Locustwood Cemetery Association	Roselawn Development Subsidiary Corporation	Temple Hill Subsidiary Corporation

Chartiers Cemetery LLC	Loewen [Virginia] LLC	Russell Memorial Cemetery LLC	Tioga County Memorial Gardens LLC

Chartiers Cemetery Subsidiary LLC	Loewen [Virginia] Subsidiary, Inc.	Russell Memorial Cemetery Subsidiary, Inc.	Tioga County Memorial Gardens Subsidiary LLC

Clover Leaf Park Cemetery Association	Lorraine Park Cemetery LLC	Shenandoah Memorial Park LLC	Tri-County Memorial Gardens LLC

CMS West LLC	Lorraine Park Cemetery Subsidiary, Inc.	Shenandoah Memorial Park Subsidiary, Inc.	Tri-County Memorial Gardens Subsidiary LLC

CMS West Subsidiary LLC	Melrose Land LLC	Southern Memorial Sales LLC	Twin Hills Memorial Park and Mausoleum LLC

Columbia Memorial Park LLC	Melrose Land Subsidiary LLC	Southern Memorial Sales Subsidiary, Inc.	Twin Hills Memorial Park and Mausoleum Subsidiary LLC

Columbia Memorial Park Subsidiary, Inc.	Modern Park Development LLC	Springhill Memory Gardens LLC	The Valhalla Cemetery Company LLC

The Coraopolis Cemetery LLC	Modern Park Development Subsidiary, Inc.	Springhill Memory Gardens Subsidiary, Inc.	The Valhalla Cemetery Subsidiary Corporation

The Coraopolis Cemetery Subsidiary LLC	Morris Cemetery Perpetual Care Company	Star City Memorial Sales LLC	Virginia Memorial Service LLC

Cornerstone Family Insurance Services, Inc.	Mount Lebanon Cemetery LLC	Star City Memorial Sales Subsidiary, Inc.	Virginia Memorial Service Subsidiary Corporation

Cornerstone Family Services of New Jersey, Inc.	Mount Lebanon Cemetery Subsidiary LLC	Stephen R. Haky Funeral Home, Inc.	WNCI LLC

Cornerstone Family Services of West Virginia LLC	Mt. Airy Cemetery LLC	Stitham LLC	W N C Subsidiary, Inc.

Cornerstone Family Services of West Virginia Subsidiary, Inc.	Mt. Airy Cemetery Subsidiary LLC	Stitham Subsidiary, Incorporated	Westminster Cemetery LLC

Cornerstone Funeral and Cremation Services LLC	Oak Hill Cemetery LLC	StoneMor Alabama LLC	Westminster Cemetery Subsidiary LLC

Covenant Acquisition LLC	Oak Hill Cemetery Subsidiary, Inc.	StoneMor Alabama Subsidiary, Inc.	Wicomico Memorial Parks LLC

Covenant Acquisition Subsidiary, Inc.	Osiris Holding Finance Company	StoneMor Colorado LLC	Wicomico Memorial Parks Subsidiary, Inc.

Crown Hill Cemetery Association	Osiris Holding of Maryland LLC	StoneMor Colorado Subsidiary LLC	Willowbrook Management Corp.

Eloise B. Kyper Funeral Home, Inc.	Osiris Holding of Maryland Subsidiary, Inc.	StoneMor Georgia LLC	Woodlawn Memorial Gardens LLC

Glen Haven Memorial Park LLC	Osiris Holding of Pennsylvania LLC	StoneMor Georgia Subsidiary, Inc.	Woodlawn Memorial Gardens Subsidiary LLC

Glen Haven Memorial Park Subsidiary, Inc.	Osiris Holding of Pennsylvania Subsidiary LLC	StoneMor Illinois LLC	Woodlawn Memorial Park LLC

		StoneMor Illinois Subsidiary LLC	Woodlawn Memorial Park Subsidiary LLC

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